As filed with the Securities and Exchange Commission on February 26, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5726437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

228 Strawbridge Drive, Suite 100

Moorestown, NJ 08057

(866) 648 - 2767

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan

(Full title of the plan)

Dr. Calvin H. Knowlton, Ph.D.
Chief Executive Officer
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ 08057
(866) 648 - 2767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kevin S. Shmelzer, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Common Stock, par value $0.0001 per share	1,200,244	$47.78	$57,347,658.32	$6,256.63

(1)	This Registration Statement covers shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”), which are issuable pursuant to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (the “2016 Equity Compensation Plan”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock which become issuable under the 2016 Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated based upon the average of the high and low prices of the registrant’s Common Stock as reported on The Nasdaq Global Market on February 22, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”), is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an additional 1,200,244 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Tabula Rasa HealthCare, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-214025, 333-216674, 333-223658, 333-230046, and 333-236821 filed with the Securities and Exchange Commission on October 7, 2016, March 14, 2017, March 14, 2018, March 4, 2019 and March 2, 2020, respectively, by the Registrant, relating to the Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

4.2	Amended and Restated Bylaws of Tabula Rasa HealthCare, Inc. effective as of October 4, 2016 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm, as to Tabula Rasa HealthCare, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (previously filed as Exhibit 10.15 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-208857) filed on September 19, 2016 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Moorestown, State of New Jersey, on this 26th day of February, 2021.

TABULA RASA HEALTHCARE, INC.

By	/s/ DR. CALVIN H. KNOWLTON
Dr. Calvin H. Knowlton
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Calvin H. Knowlton and Brian W. Adams, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tabula Rasa HealthCare, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of February, 2021.

Signature	Title

/s/ DR. CALVIN H. KNOWLTON	Chairman of the Board of Directors and Chief Executive Officer
Dr. Calvin H. Knowlton	(principal executive officer)

/s/ BRIAN W. ADAMS	Chief Financial Officer
Brian W. Adams	(principal financial officer)

/s/ ANDREA SPEERS	Chief Accounting Officer
Andrea Speers	(principal accounting officer)

/s/ SAMIRA K. BECKWITH	Director
Samira K. Beckwith

/s/ JAN BERGER	Director
Jan Berger

/s/ DENNIS K. HELLING	Director
Dennis K. Helling

/s/ ORSULA V. KNOWLTON	Director
Orsula V. Knowlton

/s/ Kathrine O’ Brien	Director
Kathrine O’Brien

/s/ MICHAEL PURCELL	Director
Michael Purcell

/s/ PAMELA SCHWEITZER	Director
Pamela Schweitzer

/s/ A GORDON TUNSTALL	Director
A Gordon Tunstall